AMENDMENT NO. 9

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of August 14, 2007, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, on August 14, 2007, the Board of Trustees of MST ratified and approved the creation of the Munder International Fund-Core Equity, Munder International Small-Mid Cap Fund and Munder Mid-Cap Value Fund and approved the fees payable by each such Fund to State Street for custody services.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST

On behalf of its Funds

MUNDER SERIES TRUST II

On behalf of its Fund

By:	/s/ Melanie Mayo West
Name:	Melanie Mayo West
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of August 14, 2007

Munder Series Trust

Institutional Money Market Fund
Liquidity Money Market Fund
Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder International Fund-Core Equity
Munder International Small-Mid Cap Fund
Munder Internet Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Mid-Cap Value Fund
Munder Real Estate Equity Investment Fund
Munder S&P® MidCap Index Equity Fund
Munder S&P® SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

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